                                                                       EXHIBIT 5

                                December 19, 2002

Maytag Corporation
403 West Fourth Street North
Newton, Iowa  50208

     Re: Maytag Corporation
         $18,000,000 of Deferred Compensation Obligations

Ladies and Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of $18,000,000 of Deferred Compensation Obligations (the "Obligations") of Maytag Corporation, a Delaware corporation (the "Company"), payable under the Maytag Corporation Deferred Compensation Plan (the "Plan"), we have examined the Restated Certificate of Incorporation of the Company, the By-laws of the Company and the resolutions adopted to date by the Board of Directors of the Company relating to the Plan and the Registration Statement. we have also examined the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Accordingly, based upon the foregoing, we are of the opinion that:

     1. The Company is duly and validly organized and existing and in good standing under the laws of the State of Delaware.

     2. The Obligations will be, when created in accordance with the Plan, valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan, subject to (i) bankruptcy, insolvency, reorganization, arrangement or other laws of general applicability relating to or affecting creditors' rights, and (ii) general principles of equity, whether such enforcement is considered in a proceeding at equity or law.

     3. All necessary corporate action has been taken by the Company to adopt the Plan, and the Plan is a validly existing plan of the Company.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Faegre & Benson LLP

                                                     FAEGRE & BENSON LLP